UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2018

Dave & Buster’s Entertainment, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35664	35-2382255
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2481 Manana Drive

Dallas, Texas 75220

(Address of principal executive offices)

Registrant’s telephone number, including area code: 214--357-9588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2018, Dave & Buster’s Entertainment, Inc. (the “Company”) announced that Stephen M. King will retire as its Chief Executive Officer, effective August 5, 2018, and that Brian A. Jenkins, the Company’s current Senior Vice President and Chief Financial Officer, will be promoted at such time to succeed Mr. King as Chief Executive Officer. Mr. King will continue as Chairman of the Board of Directors of the Company and will also continue to serve as a part-time employee of the Company, providing transition services to the Company. The Company also announced that Joe DeProspero will assume the responsibilities of Chief Financial Officer on an interim basis upon Mr. Jenkins promotion to Chief Executive Officer. The Board of Directors approved these changes on June 8, 2018.

Mr. Jenkins has served as the Company’s Senior Vice President and Chief Financial Officer since December 2006. From 1996 to 2006, he held various positions, including Senior Vice President-Finance, with Six Flags, Inc. From 1990 to 1996, he held various positions, including Vice President of Corporate Planning and Business Development, with FoxMeyer Health Corporation.

Mr. DeProspero has served as the Company’s Vice President of Finance since May 2010 and as the Company’s Assistant Vice President of Finance from 2006 to 2010.

The Company has entered into an Employment Agreement with Mr. Jenkins, to be effective August 5, 2018 upon his promotion to Chief Executive Officer. Pursuant to the Employment Agreement, Mr. Jenkins will be entitled to receive an initial annual base salary of $750,000, will be eligible to receive a bonus which is set at 100% of base salary at target level, and will be entitled to certain severance benefits in the event of involuntary termination or adverse job changes. A copy of the Employment Agreement is furnished herewith as Exhibit 10.1.

The Company has also awarded to Mr. Jenkins long-term incentive benefits pursuant to the Company’s 2014 Omnibus Incentive Plan providing for 250% of base salary at target level and for $1,875,000 of Restricted Stock Units (50% vesting on each of the 3rd and 4th anniversaries of the date of grant) based on the stock price at close of business on day after grant.

Mr. King, in his continuing role as Chairman of the Board of the Company, will receive an annual cash retainer of $65,000, additional annual compensation of $50,000 for serving as Chairman, and an annual equity grant of $125,000 in Restricted Stock Units. In his role as part-time employee providing transition services to the Company, Mr. King will receive an annual salary of $25,000.

On June 11, 2018, the Company issued a press release announcing these developments. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Employment Agreement, effective August 5, 2018, by and among Dave & Buster’s Management Corporation, Inc., Dave & Buster’s Entertainment, Inc. and Brian A. Jenkins

99.1	Press release dated June 11, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dave & Buster’s Entertainment, Inc.

Dated: June 11, 2018	By:	/s/ Jay L. Tobin
Name: Jay L. Tobin Title: Senior Vice President, General Counsel and Secretary